EXHIBIT 99

                           [ERNST & YOUNG LETTERHEAD]

                         Report of Independent Auditors


To the Shareholders and
 Board of Trustees of OLDE Custodian Fund


We have audited the accompanying statements of assets and liabilities, including the schedule of investments, of OLDE Custodian Fund, comprised of OLDE Money Market Series, OLDE Premium Money Market Series, and OLDE Premium Plus Money Market Series, as of October 31, 2000 and the related statements of operations, the statements of changes in net assets and the financial highlights for the period presented. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 2000 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Series comprising OLDE Custodian Fund as of October 31, 2000, and the results of their operations and the changes in their net assets and the financial highlights for the period referred to above in conformity with generally accepted accounting principles.


                                                           /s/ ERNST & YOUNG LLP

November 22, 2000


       Ernst & Young LLP is a member of Ernst & Young International, Ltd.